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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT




                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934




Date of earliest event reported:  July 13, 1994


                        AMERICAN OIL AND GAS CORPORATION


             (Exact name of registrant as specified in its charter)




     Delaware                          1-8717                    75-1967662
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(State or other                     (Commission              (IRS Employer
jurisdiction of                     File Number)           Identification No.)
incorporation)



              333 Clay Street, Suite 2000, Houston, Texas  77002
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            (Address of principal executive offices)    (Zip Code)



Registrant's telephone number, include area code: (713) 739-6600
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                    INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.  Changes in Control of Registrant

         On July 13, 1994, pursuant to the Agreement and Plan of Merger dated as of March 24, 1994 (the "Merger Agreement"), by and among the Registrant, KNE Acquisition Corporation, a Delaware corporation ("KNE Acquisition") and K N
Energy, Inc., a Kansas corporation     ("K N"), KNE Acquisition was merged with
and into Registrant. KNE Acquisition had been formed by K N in February 1994, as its wholly owned subsidiary, for the purpose of participating in the merger. As a result of the merger, the Registrant became a wholly owned subsidiary of K N and each share of common stock, $0.04 par value, of the Registrant (the "AOG Common Stock") outstanding immediately before the merger was converted into
0.47 of a share of common stock, $5.00 par value, of K N ("K N Common Stock") and the right to receive in cash the value of any fractional share of K N Common Stock. The stockholders of the Registrant and the shareholders of K N approved the merger on July 13, 1994. The determination of the exchange ratio of AOG Common Stock for K N Common Stock was the result of negotiations between the managements of the Registrant and K N and the approval thereof by their respective boards of directors.

         In connection with the merger, and on the effective date thereof, four persons designated by the Registrant, Messrs. David M. Carmichael, Edward H. Austin, Jr., Edward Randall, III and James C. Taylor were elected to the Board of Directors of K N. All of such persons, other than Mr. Taylor, were previously directors of the Registrant. In addition, Mr. Carmichael was elected Vice Chairman of the Board of K N and Chairman of the Management Committee thereof. For additional information respecting the management of K N and the Registrant after the merger and the interests of certain persons in the merger, see "Management and Operations After the Merger" and "The Merger Interests of Certain Person in the Merger" in the Joint Proxy Statement/Prospectus of K N and the Registrant dated June 10, 1994, which is incorporated by reference herein.

         Registrant operates principally in Texas in the mid-stream segment of the natural gas industry, providing gathering, processing, transportation, storage and marketing services between the wellhead and the end user. It is expected that Registrant will continue such business as a wholly owned subsidiary of K N.

Item 7.  Financial Statements and Exhibits

(c)      Exhibits

         2.1 Agreement and Plan of Merger dated as of March 24, 1994 among the Registrant, KNE Acquisition and K N has been previously filed by the Registrant as Exhibit 2.1 to the Registrant's Current Report on Form 8-K dated March 30, 1994, and is hereby incorporated by reference herein.
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         28.1             Press release dated July 13, 1994 announcing
            completion of the merger.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        AMERICAN OIL AND GAS CORPORATION
                                                           (Registrant)


July 28, 1994                              By:       /s/ William S. Garner, Jr.
                                        William S. Garner, Jr.
                                        Sr. Vice President, General
                                        Counsel and Secretary